UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 9, 2024

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38999	23-2753988
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

320 Soquel Way
Sunnyvale, California 94085
(Address of principal executive offices)

(650) 226-0120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market
Warrant to Purchase Common Stock	BCDAW	The Nasdaq Capital Market

Item 3.02         Unregistered Sales of Equity Securities.

The information contained under Item 8.01 below is hereby incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

Item 8.01         Other Events.

On February 9, 2024, BioCardia, Inc. (the “Company”) entered into a Securities Purchase and Registration Rights Agreement (the “Purchase Agreement”) relating to a private placement (the “Private Placement”) with certain qualified institutional buyers and institutional accredited investors, as well as Peter Altman, the Company’s President and Chief Executive Officer (each, an “Investor” and, collectively, the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Investors (i) an aggregate of 2,012,978 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at an offering price of $0.4331 per Share, other than Dr. Altman, who agreed to pay $0.4625 per share in compliance with Nasdaq rules, and (ii) warrants to purchase an aggregate of 1,006,488 shares of Common Stock (the “Warrants”; the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants collectively are referred to herein as the “Warrant Shares”; the Warrant Shares, together with the Shares and the Warrants, as applicable, the “Securities”). Of such securities, Dr. Altman agreed to purchase (i) 108,108 Shares and (ii) a Warrant to purchase 54,054 Warrant Shares. The gross proceeds of the Private Placement are expected to be approximately $ $875,000, before deducting transaction expenses. The Private Placement is expected to close on February 13, 2024, subject to the satisfaction of customary closing conditions (the “Closing Date”).

The Warrants will be exercisable at an exercise price equal to $0.4423 per Warrant Share, subject to certain adjustments, as provided under the terms of the Warrant, and will be exercisable at any time on or after the Closing Date until February 13, 2026.

The Company intends to use the net proceeds from the Private Placement for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The Securities to be issued pursuant to the Purchase Agreement and Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and will be issued pursuant to the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on the representations and warranties made by the Investors. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein.

In connection with the Private Placement, the Company agreed to provide for the resale of the Shares and Warrant Shares pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) on or prior to February 23, 2024. The Company has agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as possible and to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until the earliest of (i) such date that all Registrable Securities (as such term is defined in the Purchase Agreement) have been sold pursuant to a registration statement under the Securities Act, (ii) the Registrable Securities may be sold without volume or manner of sale restriction pursuant to Rule 144 as promulgated by the SEC under the Securities Act and (iii) February 9, 2026.

The foregoing descriptions of the Purchase Agreement and the Warrants are not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, including the Form of Warrant attached as Exhibit A thereto, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Securities Purchase and Registration Rights Agreement, dated February 9, 2024, by and among the Company and the Investors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

Date: February 9, 2024	By:	/s/ Peter Altman, Ph.D.
Peter Altman, Ph.D.
President and Chief Executive Officer